UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 11, 2010

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 11, 2010, Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”) and its wholly-owned subsidiary, Star Gas Finance Company, a Delaware corporation (“SGFC”), issued a press release to announce the pricing of its Rule 144A offering of Senior Notes due 2017. The notes will accrue interest at a rate of 8.875% and were priced at 99.350%, for total gross proceeds of $124.2 million. A copy of the press release is furnished within this report as Exhibit 1.

Item 9.01.	Exhibits

(c)  Exhibits

1. Press Release dated November 11, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P. By: Kestrel Heat, LLC, its general partner

By:	/S/ RICHARD F. AMBURY
Name: Title:	Richard F. Ambury Chief Financial Officer

Dated: November 11, 2010